Exhibit 10(a)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Fax: (305) 372-9928
Fax: (202) 965-8104
175 Powder Forest Drive
Suite 301
Simsbury, CT 06089-9658
(860) 392-5000
Fax: (860) 392-5058

April 25, 2013

Great-West Life & Annuity Insurance Company of New York

50 Main Street

White Plains, New York 10606

Re:	Variable Annuity-1 Series Account of Great-West Life & Annuity
Insurance Company of New York
Post-Effective Amendment No. 7 to the Registration Statement on N-4
File Nos. 333-147743 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com